Exhibit 99.3

COVERED PERSONS

Name	Position(s)	Principal Business Address	Principal Occupation	Citizenship
Amy Xianglin Shi	Trustee	950 N Kings Rd #218, West Hollywood, CA 90068	Director of the Issuer	USA